As filed with the Securities and Exchange Commission on May 8, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Core Laboratories N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Strawinskylaan 913

Tower A, Level 9

1077 XX Amsterdam

The Netherlands

(31-20) 420-3191

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

CORE LABORATORIES N.V. 2014 LONG-TERM INCENTIVE PLAN

(Full title of the plan)

Mark F. Elvig

General Counsel

Core Laboratories LP

6316 Windfern Road

Houston, Texas 77040

(713) 328-2673

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if smaller reporting company)	Smaller Reporting Company	☐

		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (3)
Common Shares (EUR 0.02 par value per share)	1,800,000	$59.57	$107,226,000	$12,995.79

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the additional shares of Common Shares as may become issuable pursuant to the adjustment and anti-dilution provisions of the Core Laboratories N.V. 2014 Long-Term Incentive Plan, as amended from time to time (the “Plan”) are also being registered.

(2)

Estimated solely for purposes of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act The proposed maximum offering price per share and the proposed maximum aggregate offering price for the 1,800,000 shares being registered hereby is based on a price of $59.57, which is the average of the high and low prices of our Common Shares as reported by the New York Stock Exchange on May 2, 2019.

(3)	Pursuant to General Instruction E to Form S-8, a registration fee is only being paid with respect to the registration of an additional 1,800,000 shares of Common Shares under the Plan.

EXPLANATORY NOTE

Core Laboratories N.V. (the “Registrant”), is filing this registration statement on Form S-8 (this “Registration Statement”) pursuant to General Instruction E of Form S-8 to register the offer and sale of an additional 1,800,000 shares of Common Shares that may be issued to employees under our employee equity incentive plan that will continue to come from treasury shares, but could involve the issuance of new shares, if necessary, under the Plan. Except as otherwise set forth below, the contents of the Registrant’s registration statements on Form S-8 relating to the Plan, which were previously filed with the Securities and Exchange Commission (the “Commission”) on November 20, 2001 (File No. 333-73774) and November 20, 1997 (File No. 333-40641), as well as a prior registration statement that is File No. 33-98590, are incorporated by reference into this Registration Statement as permitted by General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number	Description

4.1	Articles of Association of the Company, as amended on May 24, 2017 (including English translation) (incorporated by reference to Form 10-K filed on February 12, 2018) (File No. 001-14273).

4.2	Core Laboratories N.V. 2014 Long-Term Incentive Plan (as amended and restated effective as of May 12, 2014) (incorporated by reference to the Company’s Proxy Statement dated March 19, 2014 for Annual Meeting of Shareholders (File No. 001-14273), as supplemented and modified by the Supplement to Proxy Statement filed on April 25, 2014).

5.1*	Opinion of NautaDutilh N.V. as to the legality of the securities being registered.

23.1*	Consent of KPMG LLP.

23.2*	Consent of NautaDutilh N.V. (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page hereof).

*	Filed herewith.

2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Amsterdam, the Netherlands, on May 7, 2019.

CORE LABORATORIES N.V., by its sole managing director,
CORE LABORATORIES INTERNATIONAL B.V.

By:	/s/ Jacobus Schouten
Name:	Jacobus Schouten
Title:	Managing Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark F. Elvig as his or her true and lawful attorney-in-fact and agent, with full power of substitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

[signatures on next page]

Pursuant to the requirements of the Securities Act, this Registration Statement and the above Power of Attorney have been signed below by the following persons in the capacities indicated on May 7, 2019.

Name	Position
/s/ David M. Demshur David M. Demshur	Chief Executive Officer and Chairman (Principal Executive Officer)

/s/ Christopher S. Hill Christopher S. Hill	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Kevin G. Daniels Kevin G. Daniels	Chief Accounting Officer (Principal Accounting Officer)

/s/ Martha Carnes Martha Carnes	Director

/s/ Michael Straughen Michael Straughen	Director

/s/ Charles L. Dunlap Charles L. Dunlap	Director

/s/ Jan Willem Sodderland Jan Willem Sodderland	Director

/s/ Lawrence Bruno Lawrence Bruno	Director

/s/ Margaret Ann van Kempen Margaret Ann van Kempen	Director

/s/ Lucia van Geuns Lucia van Geuns	Director

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, a duly authorized representative of the Company in the United States, has signed the Registration Statement in the City of Houston, State of Texas on the 7th day of May 2019.

By:	/s/ Mark F. Elvig
Name:	Mark F. Elvig
Title:	General Counsel, Senior Vice President and Secretary